Exhibit 23.1
Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Registration Statement (No.333-171698) on Form S-8 of CTPartners Executive Search Inc. and Subsidiaries of our report dated March 21, 2013, relating to our audit of the consolidated financial statements, which appear in this Annual Report on Form 10-K of CTPartners Executive Search Inc. and Subsidiaries for the year ended December 31, 2012.

/s/ McGladrey LLP

Cleveland, Ohio
March 29, 2013